Exhibit 10.1
SCHEDULE I
Trustee Compensation

1.    Annual Fee:
a.    $45,000.
b.    payable at annual meeting of shareholders.

c.	payable in cash or common shares (valued at closing price on date of annual meeting of shareholders), at the election of each Trustee.
d.    cash portion is eligible for deferral into the Deferred Compensation Plan.
2.    Annual Equity Award:
a.    $60,000 in “restricted” common share rights.

b.	number of common share rights computed based on closing price of the common shares on date of annual meeting of shareholders.

c.
common share rights vest in three equal annual installments, commencing on the first anniversary of the award date, subject to accelerated vesting upon a change of control or termination of service on account of death, disability or retirement. Upon vesting, a number of common shares are delivered equal to the number of shares rights that vested.

d.    unvested common share rights are entitled to dividend equivalents.
e.    common share rights are not eligible for deferral into the Deferred Compensation Plan.
3.    Per Board Meeting Fee:
a.    $1,500.
b.    payable in cash.
c.    eligible for deferral into the Deferred Compensation Plan.
4.    Per Committee Meeting Fee:
a.    $1,000.
b.    payable in cash.
c.    not eligible for deferral into the Deferred Compensation Plan.
5.    Per Informal Board Informational Meeting Fee:
a.    $1,500.
b.    payable in cash.
c.    not eligible for deferral into the Deferred Compensation Plan.

6.    Chair Fees:
a.    Board Chair - $45,000 per year, payable in cash, at annual meeting of shareholders.
b.    Audit Committee Chair - $15,000 per year, payable in cash, at annual meeting of shareholders.

c.	Compensation Committee Chair - $10,000 per year, payable in cash, at annual meeting of shareholders.

d.	Corporate Governance Committee Chair - $10,000 per year, payable in cash, at annual meeting of shareholders.
e.    Chair fees are not eligible for deferral into the Deferred Compensation Plan.
7.    Miscellaneous: Fees are payable for meeting attendance, whether in person or by phone.